EXHIBIT 4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and effective as of March 29, 2005 among FARO Technologies, Inc., a corporation organized under the laws of the State of Florida, United States (“FARO”), FARO FNH Netherlands BV, a corporation organized under the laws of the Netherlands (“Buyer”), the undersigned shareholders of FARO (individually, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, this Agreement is made in connection with the Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) among FARO, FARO FNH Netherlands BV, a corporation organized under the laws of the Netherlands and an indirect wholly owned subsidiary of FARO, iQvolution AG, a stock corporation organized under the laws of the Federal Republic of Germany, and the Shareholders (who formerly constituted all of the holders of capital stock of iQvoloution AG).

WHEREAS, in connection with the Purchase Agreement, FARO has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Shareholders certain shares of FARO common stock, $0.001 par value per share (“Common Stock”);

WHEREAS, FARO has agreed to provide certain registration rights under the 1933 Act with respect to the shares of Common Stock that may be issued to the Shareholders in accordance with the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties agree as follows:

1.  Definitions.

(a)  “1933 Act” means the Securities Act of 1933, as amended, or any successor legislation.

(b)  “1934 Act” means the Securities and Exchange Act of 1934, as amended, or any successor legislation.

(c)  “Agreement” shall have the meaning set forth in the preamble hereto.

(d)  “Allowable Grace Period” shall have the meaning set forth in Section 3(a).

(e)  “Common Stock” shall have the meaning set forth in the recitals hereto.

(f)  “Effectiveness Failure” shall have the meaning set forth in Section 2(b).

(g)  “FARO” shall have the meaning set forth in the preamble hereto.

(h)  “Grace Period” shall have the meaning set forth in Section 3(a).

(i)  “Indemnified Party” shall have the meaning set forth in Section 6(c).

(j)  “Indemnifying Party” shall have the meaning set forth in Section 6(c).

(k)  “Prospectus” shall have the meaning set forth in Section 4(b).

(l)  “Purchase Agreement” shall have the meaning set forth in the recitals hereto.

(m)  “Register,” “registered,” and “registration” refers to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(n)  “Registrable Securities” means (i) the shares of Common Stock that constitute the “Initial Shares,” the “Workout Shares,” and the “Deferred Shares” (as each such terms are defined in the Purchase Agreement) and (ii) any capital stock of FARO issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referenced in clause (i); provided, that such shares of Common Stock will cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the 1933 Act or such time as they are eligible to be sold pursuant to Rule 144(k) under the 1933 Act.

(o)  “Registration Statement” means a Form S-3 registration statement or registration statements filed under the 1933 Act covering the Registrable Securities.

(p)  “SEC” means the United States Securities and Exchange Commission or any successor agency or entity.

(q)  “Shareholder” and “Shareholders” shall have the meanings set forth in the preamble hereto.

(r)  “Violation” shall have the meaning set forth in Section 6(a).

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

2.  The Registration of the Registrable Securities.

(a)  Mandatory Registration. FARO shall use its reasonable best efforts to prepare, and, as soon as practicable but in no event later than ten (10) business days after the date hereof, file with the SEC a Registration Statement covering the resale of all of the Registrable Securities. FARO shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Without the consent of the Shareholders’ Agent, FARO shall not include any securities other than the Registrable Securities in the Registration Statement.

(b)  Effect of Failure to Obtain Effectiveness of Registration Statement. If a Registration Statement covering the Registrable Securities is not declared effective by the SEC by the dates set forth in Section 4.7 of the Purchase Agreement (each, an “Effectiveness Failure”), then the Shareholders’ Agent may exercise the right set forth in Section 4.7 of the Purchase Agreement to sell to FARO the applicable Registrable Securities pursuant to Section 4.7 of the Purchase Agreement. If, upon an Effectiveness Failure, the Shareholders’ Agent exercises such right pursuant to Section 4.7 of the Purchase Agreement, then (with respect to the Registrable Securities that are sold to FARO pursuant thereto) the Shareholders waive all claims (whether for damages or at law or equity) by reason of an Effectiveness Failure or any delay in or reduction of such Shareholders’ ability to sell such Registrable Securities.

3.  Postponement or Suspension of the Registration.

(a)  Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, FARO may delay the disclosure of material non-public information the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of FARO, in the best interest of FARO (a “Grace Period”); provided, that FARO shall promptly (i) notify the Shareholders’ Agent in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice FARO will not disclose the content of such material non-public information), the date on which the Grace Period will begin, and the fact that the use of the Registration Statement has been suspended, and (ii) notify the Shareholders’ Agent in writing of the date on which the Grace Period ends and that the use of the Registration Statement may be resumed; and, provided further, that no Grace Period shall exceed 30 consecutive days and during any 365-day period such Grace Periods shall not exceed an aggregate of 90 days and the first day of any Grace Period must be at least three trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Shareholders’ Agent receives the notice referred to in clause (i) and shall end on and include the later of the date the Shareholders’ Agent receives the notice referred to in clause (ii) and the date referred to in such notice.

(b)  During the period of any Allowable Grace Period, the first sentence of Section 4(d) hereof with respect to the information giving rise to such Allowable Grace Period shall not be applicable and the use of the Registration Statement shall be suspended. Upon expiration of the Grace Period, FARO shall again be bound by the first sentence of Section 4(d) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

4.  Obligations of FARO.  FARO shall:

(a)  Registration. Use its reasonable best efforts to cause a Registration Statement covering all the Registrable Securities to become effective and use its reasonable best efforts to keep such Registration Statement effective until such shares of Common Stock cease being Registrable Securities. FARO shall promptly notify the Shareholders’ Agent in writing when the Registration Statement has been filed, when it has been declared effective, of the issuance by the SEC of any stop order suspending effectiveness of the Registration Statement and of the initiation of any process for that purpose. FARO shall use its best efforts to promptly obtain the withdrawal of any stop order suspending the effectiveness of the Registration Statement.

(b)  Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement (as amended or supplemented from time to time, the “Prospectus”) as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement.

(c)  Copies of Prospectus and Registration Statement. Furnish to the Shareholders’ Agent such numbers of copies of the Prospectus, including a preliminary Prospectus, in conformity with the requirements of the 1933 Act, such numbers of signed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Shareholder.

(d)  Notice of Material Untrue Statements or Omissions. Notify the Shareholders’ Agent at any time when the Prospectus is required to be delivered under the 1933 Act of the happening of any event as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Subject to Section 3 hereof, FARO will use its reasonable best efforts to file any amendment or supplement to the Registration Statement and/or Prospectus and take any other necessary action to ensure that the use of the Prospectus may be resumed as quickly as possible.

(e)  Expenses. Pay all costs, fees and expenses in connection with the Registration Statement including, without limitation, FARO’s legal and accounting fees, printing expenses, blue sky fees and expenses (but excluding any fees and expenses of any special counsel, if any, engaged by the Shareholders’ or the Shareholders’ Agent), and registration, filing and qualification fees relating to the Prospectus and other documents and audit expenses.

(f)  Blue Sky Registration. Take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Shareholders, provided that FARO shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(g)  Listing/Quotation. Cause all Registrable Securities to be listed or quoted on each securities exchange and listing on which similar securities of FARO are then listed or quoted.

(h)  Transfer Agent and Registrar. Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all Registrable Securities no later than the effective date of the Registration Statement.

(i)  Stock Certificates. Cooperate with each Shareholder to facilitate the timely preparation and delivery of stock certificates representing the Registrable Securities not bearing any restrictive legends in such denominations and registered in such names as such Shareholder may request.

(j)  Earnings Statements. Make “generally available to its security holders” (within the meaning of Rule 158 under the 1933 Act) an earnings statement (which need not be audited unless required by the 1933 Act) in the detail required by and complying with Section 11(a) and Rule 158 of the 1933 Act, covering a period of at least 12 consecutive months.

(k)  SEC Correspondence. Deliver promptly to each Shareholder copies of all correspondence between the SEC and FARO, its counsel or auditors with respect to the Registration Statement. Upon the written request of the Shareholders’ Agent, in connection with the Shareholders’ Agent due diligence requirements with respect to information contained in or omitted from the Registration Statement and if and to the extent that Shareholders’ Agent deems reasonably necessary to comply with applicable securities laws or the rules and regulations of the National Association of Securities Dealers, Inc., FARO will make available for inspection by the Shareholder’s Agent the pertinent books, records and properties of FARO and will provide the Shareholders’ Agent with opportunities to discuss the business of FARO with its executive officers, all to such reasonable extent and at such reasonable times as the Shareholders’ Agent shall reasonably request The foregoing sentence is subject to the requirement that Shareholders’ Agent agreeing in writing (in a form reasonably acceptable to FARO) to hold in strict confidence and shall not make any disclosure or use of any books, record, or other information that has been so inspected.

(l)  Public Information. For so long as the Registrable Securities shall be registered under Section 12 of the 1934 Act, at any time when any Shareholder is entitled and desires to make sales of any Registrable Securities in reliance on Rule 144 either (i) make available adequate current public information with respect to FARO as required by paragraph (c) of Rule 144, or (ii) if such information is not available, use its reasonable best efforts to make such information available without delay.

(m)  Other Documents. Furnish to Shareholders’ Agent upon written request a written statement by FARO as to its compliance with the reporting requirements of Rule 144 (at any time, and of the 1933 Act and the 1934 Act.

5.  Furnish Information. FARO’s obligation to cause any Registration Statement to become effective in connection with distribution of any Registrable Securities pursuant to this Agreement shall be contingent upon each of the Shareholders, with reasonable promptness, furnishing to FARO such information regarding such Shareholder, the Registrable Securities held by such Shareholder, and the intended method of disposition of the Registrable Securities, as shall be required to effect the registration of the Registrable Securities.

6.  Indemnification and Contribution.  To the fullest extent permitted by law, FARO and FARO FNH Netherlands BV will indemnify and hold harmless each Shareholder, each of its directors, each of its officers who has signed such Registration Statement, and each person, if any, who controls such Shareholder within the meaning of the 1933 Act against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the 1933 Act, the 1934 Act or any other statute, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by FARO of the 1933 Act or the 1934 Act or any other statute, common law or otherwise, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any other statute, common law or otherwise, and FARO will pay to such Shareholder any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of FARO, nor shall FARO be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (1) a Violation which occurs in reliance upon and in strict conformity with information furnished in writing to FARO by such Shareholder for use in connection with the preparation of the Registration Statement or any amendment thereof or supplement thereto, or (2) a Violation which results from the fact that such Shareholder did not send or give to a person who bought Registrable Securities, at or prior to the written confirmation of the sale, a copy of the final Prospectus, as then amended or supplemented, if FARO had previously furnished copies of such Prospectus hereunder and such Prospectus corrected the misstatement or omission forming the basis of the Violation.

(b)  To the extent permitted by law, each Shareholder, severally and not jointly, will indemnify and hold harmless FARO, each of its directors, each of its officers who has signed such Registration Statement, and each person, if any, who controls FARO within the meaning of the 1933 Act against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject, under the 1933 Act, or the 1934 Act or any other statute, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in strict conformity with information furnished in writing to FARO by such Shareholder for use in connection with the preparation of the Registration Statement or any amendment thereof or supplement thereto; and such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 6(b) exceed the net proceeds actually received from such Shareholder from the sale of Registrable Securities effected pursuant to such registration.

(c)  Indemnification Procedure. Each party entitled to indemnification under this Section 6 (for the purposes of this Section 6, the “Indemnified Party”) shall give notice to the party required to provide indemnification (for the purposes of this Section, the “Indemnifying Party”) after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)  Contribution. If the indemnification provided for in this Section 6 is unavailable, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnifying Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of FARO and FARO FNH Netherlands BV on the one hand and each Shareholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by FARO, FARO FNH Netherlands BV or such Shareholder, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. FARO, FARO FNH Netherlands BV and each Shareholder agrees that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such claim. Notwithstanding the provisions of this paragraph, no Shareholder shall be required to contribute any amount in excess of the net proceeds actually received by such Shareholder from the sale of Registrable Securities effected pursuant to such registration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  Survival. The obligations of FARO, FARO FNH Netherlands BV and each Shareholder under this Section 6 shall survive the completion of any offering of the Registrable Securities in the Registration Statement and otherwise.

7.  Miscellaneous.

(a)  Termination of Obligations.The obligations of FARO pursuant to Sections 2 and 4, other than Sections 4(e), (g), (h), (i), (l) and (m), shall cease and terminate upon the date that the shares of Common Stock covered hereby cease to constitute Registrable Securities.

(b)  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided that the Shareholders may not assign its rights under this Agreement without the consent of FARO. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(c)  Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed under the laws of the State of New York (without reference to any principles of conflict of laws). FARO, FARO FNH Netherlands BV and each of the Shareholders hereby consents to the jurisdiction and venue of any court located in Orange County, State of Florida.

(d)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)  Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) on the seventh business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (iii) on the next business day after dispatch via nationally recognized overnight courier or (iv) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to Shareholders, to:

cubixx GmbH, the Shareholders’ Agent
c/o Dr. Bernd-Dietmar Becker
Straussweg 1271640 Ludwigsburg
Facsimile: +49-7141-251182

(with a copy to)

Kees Hehl Heckmann
Gerokstraße 13 B
D-70184 Stuttgart
Attention: Mr. Fritz-Jürgen Heckmann
Dr. Philipp Bauer
Facsimile: +49-711-1642640

If to FARO or Buyer, to:

FARO Technologies, Inc.
125 Technology Park
Lake Mary, Florida, USA 32746
Attention: Chief Executive Officer or
President and Chief Operating Officer
Facsimile: (407) 333-4181

(with a copy to)

Foley & Lardner LLP
100 N. Tampa St., Suite 2700
Tampa, Florida, USA 33602
Attention: Steven Vazquez, Esq.
Facsimile: 813-221-4210

And

Thümmel, Schütze & Partner
Grüneburgweg 102
60323 Frankfurt am Main
Attention: Dr. Gabriele Fontane
Facsimile: +49-69-95 91 35-30

(g)  Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h)  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of FARO and the Shareholders’ Agent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and FARO.

(i)  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(j)  Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

FARO TECHNOLOGIES, INC.

By:	/S/

Name: Jay W. Freeland
Title: President and Chief OperatingOfficer

FARO FNH NETHERLANDS BV,

By:	/S/

Name: Siegfried K. Buss
Title: Co-Managing Director

SHAREHOLDERS’ AGENT

cubixx GmbH

By:	/S/

Name: Dr. Bernd-Dietmar Becker
Title:

SHAREHOLDERS

cubixx GmbH

By:	/S/

Name: Dr. Bernd-Dietmar Becker
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

/S/
Print Name:	Dr. Martin Ossig,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director, Dr. Bernd-Dietmar Becker

/S/
Print Name:	Jürgen Gittinger,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

/S/
Print Name:	Steffen Gehring,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director, Dr. Bernd-Dietmar Becker

/S/
Print Name:	Dr. Hanjörg Volz,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

/S/
Print Name:	Regis Derimay,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

2

/S/
Print Name:	Bernard Broutechoux,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

/S/
Print Name:	Rainer Simon,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

/S/
Print Name:	Prof. Dr. Wilfried Sihn,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

/S/
Print Name:	Richard Adrian Ruiterman,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

/S/
Print Name:	Advanced Technology Solutions AB,
represented by cubixx GmbH by a power of attorney of __________, 2005, cubixx GmbH being represented by its managing director Dr. Bernd-Dietmar Becker

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

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